AMENDED PROMISSORY NOTE
                                                      Dated as of July 23, 1997
                     $225,864.62

                  This AMENDED PROMISSORY NOTE replaces and amends that certain Promissory Note dated as of December 2, 1996 in the original principal amount of $195,000.00. FOR VALUE RECEIVED, the undersigned, Butterwings Entertainment Group, Inc., an Illinois corporation ("Maker'), promises to pay to the order of John M. McGinnis ("Lender'), the principal sum of $225,864.62, (the "Amount Advanced') on or before January 31, 1998.

                    1.          Payments,

                    Except as otherwise set forth in the Bridge Loan and Security Agreement, by and between Maker and Lender, dated December 2, 1996 ("Bridge Loan and Security Agreement"), and as set forth herein, the unpaid Amount Advanced under this Promissory Note plus all accrued but unpaid interest thereon shall be payable on the earlier of the closing of an initial public offering by Maker or January 31, 1998 ("Maturity Date").

                  In addition to the payments set forth above, Lender shall be entitled to 21,078 warrants for units (which units consist of one share of common stock and one warrant) in Butterwings Entertainment Group, Inc-'s public offering, which warrants are restricted for a period of one year, after which the warrants will be eligible for registration for free trading. During the restriction period of one year, neither the warrants nor the underlying units may be sold, transferred, pledged, assigned, or hypothecated in any manner.

                  2.   Voluntary Prepayment

                  Maker may, at any time, upon five (5) Business Days prior written notice To Lender, prepay the unpaid Amount Advanced evidenced by this Promissory Note, in whole or in part, without penalty or premium, by paying to Under, in cash or by wire transfer or immediately available federal funds, the amount of such prepayment. If any such prepayment is less that a full prepayment, then such prepayment shall be applied to the unpaid Amount Advanced hereunder.

                    3.   Lawful Money.  Designated Places of Payment
                  All principal and interest due hereunder is payable in lawful money of the United States of America, in immediately available funds, at Lender's designated address of record (or at such other location as may be designated from time to time in writing by Lender).

                   4.   Loan and Security Agreement,

                    The obligations evidenced by this Amended Promissory Note are secured by certain collateral as set forth in the Bridge Loan and Security Agreement. In addition, appropriate UCC statements will be filed in favor of Lender no later than September 30, 1997, to further secure this Note.

                5.  Waivers,

                 Except as set forth elsewhere herein or in the Bridge Loan and Security Agreement, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

                    6.      DEFAULT: SECURITY INTERESTS,

                    IT IS EXPRESSLY AGREED THAT, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE BRIDGE LOAN AND SECURITY AGREEMENT, THE UNPAID PRINCIPAL BALANCE OF THIS PROMISSORY NOTE. TOGETHER WITH INTEREST ACCRUED HEREON, SHALL BE DUE AND PAYABLE AS PROVIDED IN THE LOAN AND SECURITY AGREEMENT, WITHOUT PRESENTMENT, DEMAND, PROTEST, OR NOTICE OF PROTEST, OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED. IT IS FURTHER

  UNDERSTOOD THAT THIS NOTE IS SECURED BY, AMONG OTHER THINGS, ANY OF THE SECURITY INTEREST GRANTED TO LENDER UNDER THE LOAN AND SECURITY AGREEMENT AND UNDER ANY OTHER AGREEMENT BETWEEN LENDER AND MAKER WHICH IS EXECUTED IN CONNECTION WITH THE LOAN AND SECURITY AGREEMENT, IN CONNECTION HEREWITH, OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER ("COLLATERAL DOCUMENTS"). ALL OF THE COVENANTS, CONDITIONS, WARRANTIES, REPRESENTATIONS AND AGREEMENTS CONTAINED IN SUCH COLLATERAL DOCUMENTS, ARE HEREBY INCORPORATED HEREIN AND MADE A PART HEREOF.

                  7.      Maximum Interest Rate
                    Notwithstanding anything to the contrary contained in this Promissory Note, Maker shall not be obligated to pay, and the holder hereof shall not be entitled to change, collect, receive, reserve, or take interest ("interest" being defined, for purposes of this paragraph, as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid under this Promissory Note) in excess of the maximum rate allowed by applicable law. During any period of time which the interest rate specified herein exceeds such maximum rate, interest shall accrue and be payable at such maximum rate; provided- however, that, if the interest rate declines below such maximum rate, interest shall continue to accrue and be payable at such maximum rate (so long as there remains any unpaid principal balance due under this Note) until the interest that has been paid on this Note equals the amount of interest that would have been paid if interest had at all times accrued and been payable at the interest rate specified in this Note.

                    For purposes of this Promissory Note, the term "applicable law" shall mean that law in effect from time to item and applicable to the loan transaction between Maker and the holder of this Promissory Note which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Promissory Note, including laws of the State of California and, to the extent controlling, laws of the United States of America.

                    8.     Capitalized Terms

                    Any and all capitalized terms used in this Promissory Note and not separately defined herein shall have the meaning ascribed thereto in the Bridge Loan and Security Agreement.

                    9.     Section Headings,

                    Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Promissory Note.

                    10.    Amendments in Writing.

                    This Promissory Note may not be changed, modified, amended, or terminated orally.

                    11.    Binding Arbitration

                    The parties agree that any disputes regarding the terms and conditions of this Note will be subject to binding arbitration in accordance with the rules of the American Arbitration Association. Reasonable attorneys fees shall be awarded to Lender if it becomes necessary to pursue collection of this Note.

Made and Executed at
Hoffman Estates, Illinois.

Butterwings Entertainment Group, Inc.,
an Illinois corporation

By:_____________________

Title: Vice President


AGREED AND ACCEPTED THIS   22  DAY OF SEPTEMBER, 1997


--------------------------
John M. Mc.Ginnis

                      Butterwings Entertainment Group, Inc.

                          2345 Pembroke Avenue, Suite B
                            Hoffman Estates, IL 60195
                          (847) 925-0925 (800) 381-4554
                               Fax (847) 925-1265

September 11, 1997

VIA FACSIMILE AND REGULAR MAIL (619) 552-8997

Mr. John McGinnis
4332 La Jolla Village Drive # 244
San Diego, CA 92122

Dear John,

         Per our recent discussion, Butterwings Entertainment Group acknowledges that tile company is in default on a promissory note in the amount of S 1 95,000. As you are concerned about collateral for the granting of an extension of time on the note, Butterwings Entertainment Group proposes the following...

         John McGinnis will have as additional collateral, a lien on (he Mrs. Fields Cookie store, currently owned by Butterwings Entertainment Group, located in Flint, Michigan. Financials on the location are included as an addendum to this letter.

         John McGinnis agrees to extend his note to the company until December 31, 1997 in exchange for Butterwings Entertainment Group agreeing to abide by the terms of tile amended promissory note. If the amended promissory note remains unpaid, he will take over ownership on January 1, 1998, of the Mrs. Fields store in Flint, Michigan, and ill cash flow and expenses associated with the location. In the event this occurs, Butterwings will have tile right for a period of 12 months to repurchase the store from John McGinnis, for a price of $250,000 cash.

         Should Butterwings Entertainment Group go public before the December 3 1, 1997 date, Butterwings Entertainment Group's obligation to repay the amended promissory note will be immediate, and the lien will be removed from the Flint, Michigan location. Nothing contained herein shall mitigate the fights of either party under the amended promissory note.

Agreed:                                              Agreed:

By:_____________________                             By:_____________________
            John McGinnis                                  Ken  Drost

Subscribed and sworn to before me this 11th day of September, 1997.

                     Butterwings Entertainment Group , Inc.
                          2345 Pembroke Avenue, Suite 8
                            Hoffman Estates, IL 60195
                          (847) 925-0925 (800) 381-4554
                               Fax (847) 925-1265





September 11, 1997


  John M. McGinnis
  4320 LaJoila Village Drive
  #255
  San Diego, CA 92122
  Re:   Butterwings Entertainment Group
  Dear Mr. McGinnis:
           This will confirm my agreement to sell to you 20,000 shares of Butterwings Entertainment Group, Inc. for the sum of$100.00. which transaction will not be consummated until the conclusion of any unconditional lock up agreement required by the Securities Exchange Commission or the National Association of Securities Dealers. This transaction is further subject to all applicable securities laws, and any rules or regulations promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers or any state regulatory authority.

           Please signify your agreement to these terms by executing and returning one copy of this letter.

                                                          Very truly yours,

                                                        Kenneth B. Drost, P.C.



  Accepted:

----------------------------
  John M. McGinnis